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                                                                  EXHIBIT 11.1

                                  REMEC, INC.

                  STATEMENT RE: COMPUTATION OF PER SHARE DATA
                 (Amounts in thousands, except per share data)

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
                                                                                           Nine Months Ended
                                                         Year Ended January 31,          -------------------------
                                                         ----------------------          October 22,    November 3,
                                                         1994     1995     1996            1995            1996
                                                         ----     ----     ----            ----            ----
Net income                                              $3,545   $2,532    $2,156          $1,546          $3,215
                                                        ======   ======    ======          ======          ======
Average common shares outstanding                        5,730    5,545     5,517           5,532           8,889

Adjustments to reflect requirements of the
  Securities and Exchange Commission (Effect
  of SAB 83)                                                44       44       44               44              --

Effect of assumed conversion of preferred shares
  from date of issuance                                  1,078    1,078    1,078            1,078              --

Effect of common stock equivalents                          --       --       --               10              94
                                                        ------   ------    ------          ------          ------
Adjusted shares outstanding                              6,852    6,667     6,639           6,664           8,983
                                                        ======   ======    ======          ======          ======
Net income per share reflecting requirements of
  the SEC                                               $  .52   $  .38    $  .32          $  .23          $  .36
                                                        ======   ======    ======          ======          ======
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